EXHIBIT 10.Q
                   RESTRICTED STOCK AGREEMENT


AGREEMENT dated this 12th day of September, 1994, by and between AMP Incorporated, a Pennsylvania corporation with its principal offices located in Harrisburg, Pennsylvania ("AMP") and Dennis
J. Horowitz, of Palm Beach Gardens, Florida ("Horowitz").


WHEREAS, AMP has extended a written offer of employment to Horowitz dated August 8, 1994 and Horowitz has accepted the terms of said offer, with Horowitz's employment by AMP agreed to commence on September 12, 1994;


WHEREAS, one of the terms of Horowitz's employment by AMP is AMP's agreement to grant Horowitz 12,000 shares of unregistered, restricted common stock of AMP as of the start date of Horowitz's employment with AMP; and


WHEREAS, both AMP and Horowitz desire to set forth in writing the nature of the above described grant of restricted stock and its contractual limitations.


NOW THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Grant

     1.1. AMP hereby grants to Horowitz 12,000 shares of common stock of AMP, subject to the restrictions set forth under Sections 2 and 3 hereof (the "Shares"). The Shares distributed to Horowitz hereunder will be issued shares reacquired on the open market by and held in the treasury of AMP. No Shares distributed pursuant to this Agreement will have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Shares include the 12,000 shares granted hereunder, as adjusted in the event of any subsequent stock dividend, dividend reinvestment, recapitalization, merger, consolidation, split-up, combination, exchange of shares or similar event.


2.   Restrictions

     2.1. The Shares are subject to the following restrictions:

          a. 5100 of the Shares shall vest effective September 12, 1994, and thereafter may be resold by Horowitz to any party and at any time provided that all such sales are in compliance with the rules and regulations of the Securities and Exchange Commission governing the sale or other transfer of such unregistered restricted stock by affiliates.

          b. Horowitz's ownership of the remaining 6900 Shares shall vest over a period of five (5) years, with 20% of the grant (1380 Shares) vesting on each successive September 12th following the commencement of Horowitz's employment with AMP on September 12, 1994. In the event of Horowitz's death within this 5-year vesting period, all of the Shares remaining unvested at such time shall immediately vest to the estate of Horowitz.

          c. Any Shares not vested as of the date of Horowitz's termination of employment with AMP shall be forfeited and promptly returned to AMP without further consideration. For purposes of this Agreement, "termination of employment" means the termination of employment by AMP or by a subsidiary of AMP, but not the transfer of employment from AMP to a subsidiary or vice versa, or from one subsidiary of AMP to another such subsidiary. For purposes of this Agreement "termination of employment" also shall not mean Horowitz's death or disability and, if AMP so determines in its sole discretion, employment shall not be considered as terminated if Horowitz continues to perform services for AMP or a subsidiary thereof on either a full or part-time basis either as an independent contractor or on a consulting basis or otherwise; provided, however, that Horowitz during such period(s) does not, whether full time or part time, engage in or perform any services as an employee, independent contractor, consultant, advisor or otherwise for a business that is engaged in the manufacture, sale or other disposition of a product or products that are in competition to a product or products of AMP or its subsidiaries, partnerships or joint ventures.

          d. Except as provided hereafter, none of the 6900 Shares that do not vest immediately upon the commencement of Horowitz's employment with AMP effective September 12, 1994 may be transferred by Horowitz prior to his death or termination of employment with AMP, as such termination of employment is defined in Subsections 2.1(c) and 10.1(a) of this Agreement. "Transferred" means any change of ownership of a Share, including without limitation being sold, assigned, exchanged, gifted or granted; it does not, however, include a mere temporary change in possession such as a loan, pledge or hypothecation, which under the terms of this Agreement may occur with respect to the 6900 Shares during the period of Horowitz's employment with AMP.

               These 6900 Shares may be transferred by Horowitz during the term of his employment with AMP only if and to the extent that after such transfer(s) is
               (are) completed, Horowitz continues to hold sufficient shares of AMP common stock, derivative securities or other interests in

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               AMP securities to fully satisfy any AMP stock
               ownership guidelines then applicable to an executive officer of his level, in accordance with the terms of such guidelines.

               Notwithstanding the foregoing, the terms of the restriction set forth in this Subsection 2.1(d) shall not continue to apply to Horowitz in the event of his disability.


3.   Compliance with SEC Regulations

     3.1. Separate and apart from the restrictions contained in
          Section 2 hereof, the Federal securities laws and the rules and regulations thereunder impose certain restrictions on the resale, reoffer or other disposition of shares of AMP common stock that are unregistered under the Securities Act and/or are held by persons who are "affiliates" of AMP, as that term is defined in Rule 405 promulgated under the Securities Act. In view of the fact that the grant of Shares under this Agreement consists of unregistered AMP common stock and, further, because Horowitz is or may become an "affiliate" of AMP, an effective registration statement must be filed under the Securities Act covering the resale or reoffer of the Shares, or he must comply with the requirements of Rule 144 under the Securities Act before he can publicly sell or reoffer the Shares, or he must otherwise rely on one of the other exemptions from registration that may be available. None of the provisions of this Agreement shall relieve Horowitz of his obligations to comply with applicable Federal and state securities laws in connection with the Shares and transactions related to the Shares.


4.   Stock Repurchase

     4.1. On March 13, 1995, a date that is six (6) months after the grant of the Shares to Horowitz, Horowitz agrees to offer for sale to AMP and AMP agrees to repurchase from Horowitz a minimum of 1705 Shares at the closing price of the AMP common stock on March 13, 1995 as reflected on the New York Stock Exchange Composite Tape. On that date Horowitz must offer for sale to AMP at least 1705 Shares but may offer up to a total of 5100 Shares, and AMP agrees to repurchase whatever number of shares between 1705 and 5100 that Horowitz so offers. To the extent that the total 5100 shares are not offered by Horowitz for sale to AMP on March 13, 1995, the balance of such Shares may thereafter from time to time be offered by Horowitz for sale to AMP during the term of this Agreement provided that each such offering represents either a minimum of 1000 Shares or the then existing entire balance of the 5100 Shares. These repurchases of Shares after March 13, 1995 shall be at the closing price of the AMP common stock on the dates of such repurchases and shall be subject to any tax withholding, above and beyond that described in Subsection 4.2 below, that may apply to said repurchases.

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     4.2. Inasmuch as 5100 Shares under this Agreement will
          become fully taxable to Horowitz on March 13, 1995, AMP will withhold from the proceeds of the stock repurchase identified in Subsection 4.1 above sufficient funds to meet the tax withholding obligations of AMP with respect to the 5100 Shares. The balance of the proceeds remaining after such tax withholding obligations have been satisfied, if any, shall be promptly remitted to Horowitz.


5.   Tax Withholding

     5.1. AMP may deduct from any payment to be made to Horowitz any amount that Federal, state, local or foreign tax laws requires to be withheld with respect to the 6900 Shares upon the vesting of, or the lapse of restrictions on, all or any part of such Shares. As additional methods of accomplishing such withholding, Horowitz may elect to have AMP withhold from the 6900 Shares, or he may surrender previously acquired shares of AMP common stock, in a number of whole shares up to but not exceeding that number that has a then-current fair market value sufficient to cover the amount of taxes required to be withheld at such time.


6.   Legends

     6.1. The certificate evidencing the 6900 Shares described in Subsection 2.1(b) above shall bear three legends in the following forms:

          a. "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state. These shares may not be sold, offered for sale, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws, or an opinion of counsel and other assurances satisfactory to AMP Incorporated, prior to the transaction, that registration is not required under the Act or under the securities laws of any state."

          b. "The registered holder of the shares represented by this certificate may, at the time of issuance thereof, be deemed an affiliate of the issuer under the Securities Act of 1933, as amended."

          c. "The shares represented by this certificate are subject to, and may not be transferred except in compliance with, a Restricted Stock Agreement dated September 12, 1994 between AMP Incorporated and Dennis J. Horowitz. A copy of that Agreement is available without cost from AMP Incorporated, Harrisburg, Pennsylvania."

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     6.2. The certificate evidencing the 5100 Shares described in
          Subsection 2.1(a) above shall bear the two legends set forth in Subsections 6.1(a) and 6.1(b) above.

     6.3. In order to facilitate any sale or other disposition of the Shares by Horowitz to persons entitled to take the Shares free and clear of the restrictions of this Agreement, AMP agrees to promptly issue, in exchange for legended certificates for the Shares, unlegended certificates upon written request therefor from Horowitz. Any such request shall contain a representation in reasonable detail that the Shares represented by such legended certificates are being transferred in conformance with the terms of this Agreement.


7.   Waiver of Section 83(b) Election

     7.1. Horowitz acknowledges his knowing waiver of his right under Section 83(b) of the Internal Revenue Code of 1986, as amended, to elect to have the Shares treated as taxable income for the calendar year 1994, the year in which the Shares were received by Horowitz, which tax would have been based on the fair market valuation of the Shares as of the date of the grant of the Shares to Horowitz.


8.   Dividends

     8.1. Cash dividends paid on the Shares shall, at the election of Horowitz, either be paid directly to
           Horowitz or be automatically reinvested in additional shares of AMP common stock under AMP's Enhanced Dividend Reinvestment Plan. Any such additional shares, together with any stock dividends paid on the Shares, shall not be subject to the terms, conditions and restrictions set forth in this Agreement and shall be acquired by Horowitz notwithstanding that the Shares with respect to which such dividend was paid may have been forfeited under the terms of this Agreement prior to the payment date for such dividend.


9.   Stock Power

     9.1. Upon the request of AMP from time to time, Horowitz agrees to execute and deliver to AMP one or more stock powers in such form as may be specified by the Corporate Secretary of AMP, authorizing the transfer of the Shares to AMP.


10.  Term

    10.1. This Agreement shall terminate on the first to occur of the following:

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          a.   termination of Horowitz's employment with AMP, as
               defined in Subsection 2.1(c) above and whether by reason of retirement, resignation or involuntary termination;

          b.   Horowitz's death;

          c. any merger, consolidation, sale of assets or reorganization in which AMP is not the surviving entity; or

          d. the date on which the common stock of AMP is no longer listed for trading on any securities exchange.

    10.2. In the event of the termination of this Agreement for the reasons set forth in Subsections 10.1(c) and (d) above, then AMP agrees to thereafter pay Horowitz the amount of money representing the number of Shares remaining unvested at the time of such termination, valued at the last closing price of the AMP common stock on the New York Stock Exchange Composite Tape prior to the termination. This payment shall be made in equal installments on each of the remaining September 12th vesting dates provided for in Subsection 2.1(c) of this Agreement.


11.  Governing Law

    11.1. This Agreement shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania and applicable Federal law.


12.  Severability

    12.1. In the event any one or more of the provisions, or portions thereof, contained or referenced in this Agreement shall for any reason be or be deemed to be invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without materially altering the intent of the Agreement, such provision shall be stricken and the remaining provisions shall continue in full force and effect and be construed as if such provision, to the extent it is invalid, illegal or unenforceable, had never been contained herein.


13.  Non-Waiver

    13.1. The failure of any party to enforce the provisions hereof or to exercise the rights granted hereunder, or the Agreement of the parties to waive enforcement

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          thereof, at any time or for any period of time shall
          not constitute or be construed to be a waiver of any other failure or breach of such provisions or rights, or any other provision of this Agreement, or of the right of such party thereafter to enforce each and every such provision or right, nor shall such failure or agreement be deemed to be an amendment to this Agreement. Each waiver under this Agreement shall be express and in writing.


14.  Notices

    14.1. Any notice or demand hereunder or under statute, to be effective, must be in writing and delivered personally or sent to telegram, facsimile, express carrier or other delivery that provides a written confirmation, or by certified or registered mail, postage or other expenses prepaid, to:

          AMP at:   Corporate Secretary
                    AMP Incorporated
                    P.O. Box 3608
                    M/S 176-48
                    Harrisburg, PA   17105

          Horowitz  Dennis J. Horowitz
          at:       AMP Incorporated
                    P.O. Box 3608
                    M/S 176-40
                    Harrisburg, PA   17105


          The above addresses may be changed at any time by giving prompt written notice as provided above.


15.  Successors

    15.1. This Agreement shall be binding on the heirs, executors, administrators and successors of the parties hereto.


16.  Counterparts

    16.1. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same Agreement.

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17.  Entire Agreement

    17.1. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings either written or oral. This Agreement may be modified or amended only by an instrument in writing duly executed by Horowitz and an authorized representative of AMP.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


       AMP INCORPORATED

By:______________________________   By:_________________________
    Chief Executive Officer             Dennis J. Horowitz
    and President

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